UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2007 (July 17, 2007)
NOVINT TECHNOLOGIES, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-51783 (Commission File Number)	85-0461778 (IRS Employer Identification Number)
4109 Bryan Avenue, NW
Albuquerque, New Mexico 87114
(Address of principal executive offices)
Registrant’s telephone number, including area code: (866) 298-4420
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     The following discussion provides only a brief description of the documents described below. The discussion is qualified in its entirety by the full text of the agreements, which are attached to this Current Report on Form 8-K as an exhibits.
     On July 17, 2007, Novint Technologies, Inc. (the “Company”) executed and delivered an Intellectual Property Acquisition Agreement (the “Agreement”) with Tournabout, Inc. (“Tournabout”) pursuant to which the Company acquired all of the intellectual property assets of Tournabout, including video game contest and community infrastructure software, for $75,000 and 250,000 shares of common stock of the Company. The Agreement is incorporated by reference and filed as Exhibit 10.1 to this report.
     In addition, Tournabout’s Chief Technology Officer agreed to join the Company as Director of Community Software.

Item 8.01	Other Events
     On July 18, 2007, the Company issued a press release announcing the acquisition of Tournabout. A copy of the press release is incorporated by reference and filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

Exhibit No	Item
10.1	Intellectual Property Acquisition Agreement dated July 17, 2007 by and between Novint Technologies, Inc. and Tournabout, Inc.

99.1	Press Release of Novint Technologies, Inc. dated July 18, 2007

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVINT TECHNOLOGIES, INC.

By:	/s/ Tom Anderson
Tom Anderson,
Chief Executive Officer and President
Dated: July 23, 2007